Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO FORWARD PURCHASE CONTRACT

This AMENDMENT NO. 1 TO FORWARD PURCHASE CONTRACT (this “Amendment No. 1”), effective as of August 2, 2020, entered into by and between CF Finance Acquisition Corp., a Delaware corporation (the “Company”) and CF Finance Holdings LLC, a Delaware limited liability company (the “Subscriber”) amends the Forward Purchase Contract (the “Agreement”) as of December 12, 2018, by and among the Company and the Subscriber. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The Company and the Subscriber are referred to herein collectively as the “Parties” and each individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company and the Subscriber have previously entered into the Agreement;

WHEREAS, pursuant to Section 6.4 of the Agreement, the terms and provisions of the Agreement may be amended by the Parties; and

WHEREAS, the Parties desire to amend the Agreement effective upon the “Effective Time” as such term is defined in that certain Transaction Agreement, dated as of the date hereof (as it may be amended or supplemented from time to time, the “Transaction Agreement”), by and among the Subscriber, the Company, GCM Grosvenor Inc., Grosvenor Capital Management Holdings, LLLP, Grosvenor Holdings, L.L.C., and the other parties thereto.

NOW, THEREFORE, in consideration of the promises, and the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment to Preamble. If the Effective Time occurs, upon the Effective Time, the Preamble to the Agreement shall be hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“We are pleased to accept the offer CF Finance Holdings, LLC (the “Subscriber” or “you”) has made to purchase an aggregate of (i) 1,500,000 warrants (the “Warrants”) of CF Finance Acquisition Corp., a Delaware corporation (the “Company”) and (ii) 3,500,000 shares of Class A Common Stock of the Company, par value $0.0001 per share (“Class A Common Stock” or “Shares”) (such Shares, the “Forward Purchase Shares”), for an aggregate purchase price of $30,000,000. The Warrants, the securities underlying the Warrants and the Forward Purchase Shares, collectively, are hereinafter referred to as the “Securities”. Each whole Warrant is exercisable to purchase one Share at an exercise price of $11.50 per Share during the period commencing on the later of (i) twelve (12) months from the date of the closing of the Company’s initial public offering of units, each comprising one share of Class A Common Stock and one Warrant (the “IPO”), such IPO expected as of the date hereof to generate gross proceeds to the Company in the amount of $250,000,000 (exclusive of the over-allotment option to be granted to the underwriters) and (ii) thirty (30) days following the consummation of the Company’s initial business combination (the “Business Combination”) and expiring on the fifth anniversary of the consummation of the Business Combination. This letter agreement (this “Agreement”) sets forth the terms on which the Company is willing to sell the Securities to the Subscriber, and the Company and the Subscriber’s agreements regarding such Securities, are as follows:”

Section 2. Amendment to Section 2.2.5. If the Effective Time occurs, upon the Effective Time, Section 2.2.5 of the Agreement shall be hereby amended by inserting the following sentence in lieu of the final sentence thereof:

“When issued, the Warrants will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms.”

Section 3. Amendment to Section 3.1. If the Effective Time occurs, upon the Effective Time, Section 3.1 of the Agreement shall be hereby amended by inserting the following sentence in lieu of the final sentence thereof:

“At the Closing, the Company will issue to the Subscriber the Warrants and the Forward Purchase Shares, each registered in the name of the Subscriber, against delivery of the Purchase Price in cash via wire transfer to an account specified in writing by the Company no later than five (5) business days prior to the Closing. Notwithstanding anything herein to the contrary, the Subscriber acknowledges and agrees that the issuance of the Warrants and the Forward Purchase Shares shall be completed after the merger of GCM Grosvenor Inc. and the Company, and by GCM Grosvenor Inc. as successor by merger to the Company, and all references herein to the Company shall, as of and following the Closing, mean GCM Grosvenor Inc.”

Section 4. Amendment to Section 3.3.5. If the Effective Time occurs, upon the Effective Time, Section 3.3.5 of the Agreement shall be hereby amended to delete the phrase “, as referenced in Section 5.5”.

Section 5. Amendment to Section 4. If the Effective Time occurs, upon the Effective Time, Section 4 of the Agreement shall be hereby amended as follows:

5.1 By deleting the words “Units and” from the heading of Section 4 of the Agreement.

5.2 By deleting Section 4.2 of the Agreement in its entirety and renumbering current Section 4.3 of the Agreement as Section 4.2.

Section 6. References; Termination. From and after the date of this Amendment No. 1, references in the Agreement to the “Agreement” shall be deemed to refer to the Agreement as amended hereby unless the context otherwise requires. For the avoidance of doubt, references in the Agreement to “the date hereof” shall solely refer to December 12, 2018 (the date of the Agreement). This Amendment No. 1 and all of its provisions shall terminate and be of no further force or effect in the event of the termination of the Transaction Agreement in accordance with Article IX thereof.

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Section 7. Full Force and Effect. Except as otherwise expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and continue in full force and effect. This Amendment No. 1 is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. Subject to the occurrence of the Effective Time, this Amendment No. 1 shall be deemed to be in full force and effect from and after the execution of this Amendment No. 1 by the parties hereto as if the amendments made hereby were originally set forth in the Agreement.

Section 8. Further Assurances. Section 6.1 of the Agreement is hereby incorporated into this Amendment No. 1 by reference mutatis mutandis.

Section 9. Notices. Section 6.2 of the Agreement is hereby incorporated into this Amendment No. 1 by reference, mutatis mutandis.

Section 10. Governing Law; Venue. Section 6.8 of the Agreement is hereby incorporated into this Amendment No. 1 by reference, mutatis mutandis.

Section 11. Severability; Headings; Counterparts. Section 6.9, Section 6.13 and Section 6.14 of the Agreement are hereby incorporated into this Amendment No. 1 by reference, mutatis mutandis.

Section 12. Benefit. Section 6.7 of the Agreement is hereby incorporated into this Amendment No. 1 by reference, mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the day and year first indicated above.

CF FINANCE ACQUISITION CORP.

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and CEO

CF FINANCE HOLDINGS LLC

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: CEO

[Signature Page to Amendment No. 1 to Forward Purchase Agreement]